Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ICG Group, Inc. and Subsidiaries:

We consent to incorporation by reference in the registration statements (Nos. 333-34736, 333-76870, 333-76872, 333-126808 and 333-160252) on Form S-8, the registration statements (Nos. 333-115702 and 333-162447) on Form S-3 and the registration statement (No. 333-162448) on Form S-4 of ICG Group, Inc. and Subsidiaries of our reports dated March 18, 2013, with respect to the consolidated balance sheets of ICG Group, Inc. and Subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), changes in equity and cash flows for each of the years in the three-year period ended December 31, 2012, related financial statement schedule and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of ICG Group, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 18, 2013